UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

POWERWAVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place
Santa Ana, CA 92705
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On January 31, 2011, Powerwave Technologies, Inc. (the “Company”) entered into Amendment Number Four to Credit Agreement (“Credit Agreement”) and Waiver, and Amendment Number Three to Security Agreement (collectively the “Amendment”) with the lenders named therein (the "Lenders") and Wells Fargo Capital Finance LLC (formerly named Wells Fargo Foothill, LLC), as arranger and administrative agent for the Lenders (“Wells Fargo”).  The Amendment amends certain provisions of the Credit Agreement and Security Agreement entered into by and among the Company, the Lenders and Wells Fargo on April 3, 2009 (the “Original Credit Documents”).  The Amendment extends the maturity date and the term of the Credit Agreement from August 15, 2011 to August 15, 2014.  The Amendment also reduces the interest rate under the Credit Agreement by reducing the Base Rate Margin by 1.50% and the LIBOR Base Rate Margin by 0.75%.

In addition, the Amendment waives certain technical defaults under the Original Credit Documents relating to the Company’s obligation to notify the Lenders of newly issued patents, new inventory locations and to deliver certain reports and copies of contracts. In addition,  the Amendment makes changes to certain defined terms, replaces a covenant based on EBITDA  with a Fixed Coverage Charge Ratio and modifies the thresholds for certain covenants.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC.

Date:	January 31, 2011	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer